Exhibit 99.1

FOR IMMEDIATE RELEASE

DARDEN ANNOUNCES CORPORATE GOVERNANCE REFORMS AND SETS SECOND QUARTER EARNINGS RELEASE FOR DECEMBER 16, 2014

ORLANDO, Fla., November 13, 2014 – Darden Restaurants, Inc. (NYSE: DRI) today announced that, following a comprehensive review of the Company’s corporate governance practices, the Board of Directors is implementing a number of reforms designed to ensure that the Company’s policies are aligned with shareholder interests and corporate governance best practices. In addition to taking immediate action, the Board has also recommended changes that would require shareholder approval at the company’s 2015 Annual Meeting of Shareholders.

“The Board has a responsibility to be responsive to our shareholders and align with corporate governance best practices,” said Jeff Smith, Chairman of the Board. “We have already implemented a number of changes and we will seek shareholder approval for several more – chief among them being increased transparency, improved accountability, and enhanced shareholder engagement.”

The changes include, but are not limited to, the following:

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Termination of the Company’s Shareholder Rights Plan (“Poison Pill”) – The Company has eliminated the Poison Pill by amending the Rights Agreement to expire on November 28, 2014 rather than May 25, 2015.

•	Majority Voting Standard for Election of Directors – The Company has adopted a majority voting standard in uncontested elections.

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Political Contributions and Lobbying Report – The Company has amended its political engagement and disclosure policy to provide additional disclosure of its political contributions and lobbying efforts.

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Ability of Shareholders to Call a Special Meeting – The Board has resolved to recommend for shareholder approval, at the Company’s next annual meeting, an amendment to the Charter to provide a 10% voting threshold to call a special meeting.

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Elimination of Supermajority Vote for Certain Charter Amendments – The Board has resolved to recommend for shareholder approval, at the Company’s next annual meeting, an amendment to the relevant provisions of the Charter to eliminate the supermajority requirement.

A complete overview of the Company’s corporate governance reforms can be found on the Events & Presentations page within the Investors section of the Company’s website.

In addition to the corporate governance reforms, the Board also adopted a revised peer group for compensation benchmarking, which better matches the company’s size and profile. This new peer group will assist the board in further aligning compensation practices with shareholder interests.

Finally, the Company announced it has moved its previously scheduled December 19 second quarter earnings release and conference call for analysts and investors to December 16.

The Company will be distributing a definitive proxy statement to the shareholders entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the possible proxy solicitations at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx

About Darden Restaurants
Darden Restaurants, Inc., (NYSE: DRI), owns and operates more than 1,500 restaurants that generate approximately $6.3 billion in annual sales. Headquartered in Orlando, Fla., and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2014, Darden was named to the FORTUNE "100 Best Companies to Work For" list for the fourth year in a row. Our restaurant brands – Olive Garden®, LongHorn Steakhouse®, Bahama Breeze®, Seasons 52®,
The Capital Grille®, Eddie V's® and Yard House® – reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

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Contacts:
(Analysts) Matthew Stroud (407) 245-5288
(Media) Bob McAdam (407) 245-5366